
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       6,636,114
<SECURITIES>                                         0
<RECEIVABLES>                                2,714,478
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             114,254,021<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  87,921,387<F2>
<TOTAL-LIABILITY-AND-EQUITY>               114,254,021<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,809,339<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,088,712
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,720,627
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,720,627
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,720,627
<EPS-PRIMARY>                                     8.04<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $66,582,669, investments in joint ventures of $37,117,696 and net deferred leasing commissions of $1,203,064.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of $309,727 and minority interests in consolidated joint ventures of $26,022,907.
<F4>Total revenue includes rent of $4,247,510, equity in earnings of joint ventures of $1,423,816 and interest and other revenue of $138,013.
<F5>Represents net income per Unit of limited partnership interest.

